UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

PrimeEnergy Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRIMEENERGY CORPORATION

Section 5 - Corporate Governance and Management

Item 5.07 - Submission of matters to a vote of Security Holders

The Annual Meeting of stockholders of PrimeEnergy Corporation (the “Company”) was held on May 22, 2014. The matter listed below was submitted to a vote of the stockholders through the solicitation of proxies, and the proposal was described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2014. There were 2,368,862 shares of the Company outstanding and entitled to vote at the Annual Meeting. There were 1,740,698 shares of the Company present in person or by proxy at the meeting. The final results of the stockholder votes are listed below.

Proposal No. 1 – Election of Directors

Seven persons were nominated by management for election as Directors of the Company, each for a term of one year. Beverly A. Cummings, Charles E. Drimal, H. Gifford Fong, Thomas S.T. Gimbel, Clint Hurt and Jan Smeets were currently serving as Directors of the Company. Matthias Eckenstein was serving as a Director but declined to stand for re-election due to health reasons. There were no other persons serving as Directors and there was no Director whose term of office continued after the meeting. The Board of Directors nominated Ebersole Gaines Wehrle to serve as a Director. There were no other nominees and there was no solicitation in opposition to management’s nominees. All of such nominees were elected. The names of each Director elected at the meeting and the number of shares voted for or withheld for each nominee is as follows. There were no abstentions and 341,813 broker non-votes.

Name	For	Withheld
Beverly A. Cummings	1,712,960	27,738
Charles E. Drimal, Jr.	1,729,610	11,088
H. Gifford Fong	1,733,500	7,198
Thomas S.T. Gimbel	1,728,765	11,933
Clint Hurt	1,705,593	35,105
Jan Smeets	1,712,515	28,183
Ebersole Gaines Wehrle	1,737,004	3,694

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 27, 2014	PrimeEnergy Corporation

	By:	/s/ Beverly A. Cummings
	Name:	Beverly A. Cummings
Executive Vice President